Exhibit (3)(i)


            RESTATED ARTICLES OF INCORPORATION,
                        AS AMENDED,
                            OF
                MOSINEE PAPER CORPORATION


     ARTICLE 1.  The name of the corporation shall be Mosinee
Paper Corporation.

     ARTICLE 2.  The period of existence shall be perpetual.

     ARTICLE 3. The purpose shall be to engage in any lawful business or purpose whatever for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter
180 of the Wisconsin Statutes.

     ARTICLE 4. The Corporation shall have authority to issue 30,000,000 shares of common stock without par value (hereinafter sometimes referred to as "Common Stock") and 1,000,000 shares of preferred stock, $1.00 par value (hereinafter sometimes referred to as "Preferred Stock").

     The designation, relative rights, and preferences of each class of shares are as follows:

     (a)  PREFERRED STOCK.

     1. Series: The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designation, relative rights, and preferences of the shares of each series of Preferred Stock may differ from those of any other series of which there are shares outstanding, except to the extent that any such difference is prohibited by the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as in effect at the time of the adoption of the resolution of the Board of Directors creating such series of Preferred Stock.

     Subject to the other provisions of this Article 4, the Board of Directors is hereby expressly authorized, in the resolution creating each series of Preferred Stock, to fix and determine the designation, relative rights, and preferences of the shares in such series, including, without limitation:

          (i) the number of shares to constitute such series and the distinctive designation thereof;

          (ii) the dividend rate on the shares and whether dividends on the shares shall be cumulative;

          (iii) the right, if any, of the Corporation to redeem the shares;

          (iv) whether a sinking fund shall be established with respect to any such shares and, the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;
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          (v)  the right, if any, of holders of shares to convert
     the same into, or exchange the same for, other securities of this Corporation;

          (vi) the amount per share payable to the holders of the shares upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

          (vii) the right, if any, of the holders of shares to vote; and

          (viii) generally to fix the relative rights and preferences of the shares, provided, however, that no such right or preference shall be in conflict with these Articles of Incorporation or with the resolution adopted by the Board of Directors creating any series of which there are shares then outstanding.

     2. Dividends: Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment in the amount provided in or determined in accordance with the resolution adopted by the Board of Directors creating such series, out of the assets of the Corporation legally available therefor, before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same dividend period. Dividends on the shares of any series shall be cumulative only if and to the extent set forth in the resolution adopted by the Board of Directors creating such series. No dividends may be declared and paid or set apart for payment with respect to any dividend period on the Common Stock until dividends, if any, on all outstanding shares of Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to the same dividend period.

     All shares of Preferred Stock of all series shall be of equal rank, preference, and priority as to dividends, and when the stated dividends are not paid in full the shares of all series of the Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full.

     3. Voting Rights: Except as otherwise specifically provided in these Articles of Incorporation or in the resolution of the Board of Directors creating any series of the Preferred Stock, or as otherwise provided by law, the Preferred Stock shall not have any right to vote in elections of directors or for any other purpose and the Common Stock shall have the exclusive right to vote in elections of directors and for all other purposes.

     4. Liquidation: In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount, if any, to which such series of Preferred Stock shall be entitled in accordance with the provisions thereof, and each holder of Preferred Stock shall be entitled to be paid in full his share of such amount, or have a sum sufficient for the payment in
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full set aside, before any payments shall be made to the
holders of the Common Stock. If, upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation or proceeds thereof which are distributable among the holders of the shares of all series of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full.

After the payment to the holders of Preferred Stock of all such amounts to which they are entitled, if any, the remaining assets and funds of the Corporation shall be divided and paid to the holders of the Common Stock.

     5. Redemption: If any series of Preferred Stock shall be redeemable, then at the option of the Board of Directors the Corporation may redeem all or any part of any series of Preferred Stock outstanding, by means of a sinking fund or otherwise, by paying for each share the then applicable redemption price plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for redemption. From and after the earlier of the date fixed as the date of redemption or the date upon which the Corporation shall have deposited with a bank or trust company, accumulated, or otherwise set aside in trust funds for the purpose of and sufficient for such redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price), all dividends upon the Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Preferred Stock as shareholders in the Corporation, except the right to receive the redemption price upon surrender of the certificate representing the Preferred Stock so called for redemption (duly endorsed for transfer, if required), shall cease and determine.

     6.   Preferred Stock-Series A:

          A. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding.

          B.   Dividends and Distributions.

               (I) Subject to the prior and superior rights of the holders of any shares of any series of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

          Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $2.50 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (II) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (I) of this Section 6(B) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (III) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          C.   Voting Rights.  The holders of shares of Series A
     Preferred Stock shall have the following voting rights:

               (I) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (II) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (III) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          D.   Certain Restrictions.

               (I)  Whenever quarterly dividends or other
          dividends or distributions payable on the Series A Preferred Stock as provided in Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of

          Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends on, make any
               other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv)  purchase or otherwise acquire for
               consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (II)  The Corporation shall not permit any
          subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (I) of this Section D purchase or otherwise acquire such shares at such time and in such manner.

          E. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          F. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provisions for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
     In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          G. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          H.   No Redemption.  The shares of Series A Preferred
     Stock shall not be redeemable.

          I. Amendment. The Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

     (b)  COMMON STOCK.

     1. Issuance: From time to time Common Stock may be issued in such amounts and for such purposes and for such consideration
(but not less than the par value thereof) as shall be determined by the Board of Directors.

     2.   Dividends:  Subject to the rights of the Preferred
Stock, the holders of the Common Stock shall be entitled to receive dividends in cash, property, or shares of the Corporation, out of the assets of the Corporation legally available therefor, when and as declared by the Board of Directors.

     3. Voting Rights: Except as otherwise provided in these Articles of Incorporation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and each holder of Common Stock shall be entitled to one vote for each share thereof held.

     4. Liquidation: Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the earlier of the date on which the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they shall be entitled or the date on which an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company or otherwise set aside as a trust fund for the benefit of the holders of such Preferred Stock, the remaining assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

     (c)  GENERAL PROVISION.

     A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities, or properties, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Article.

     Amendment of this Article 4 shall require the affirmative vote of at least two-thirds of all classes of shares of the Corporation. As used herein, all classes of shares shall mean all shares entitled to vote in elections of Directors considered as one class unless any class or series of shares is entitled to vote thereon as a class, in which event such terms shall mean to be a requirement of the affirmative vote of at least two-thirds of the shares of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon.

     ARTICLE 5. No holder of shares of this Corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of shares of any class or series thereof, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into shares of any class or series thereof, or of any warrants which confer upon the holder thereof the right to subscribe for or purchase from the Corporation any of its shares of any class or series thereof, whether issued for cash or other consideration, and all such additional shares, bonds, debentures, other securities convertible into shares, and warrants may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in its absolute discretion, may deem advisable.

     ARTICLE 6. The address of the registered office is Mosinee, Wisconsin.

     ARTICLE 7. The name of the registered agent at such address is Clarence Scholtens.

     ARTICLE 8. The Board of Directors of the Corporation shall consist of such number of members as the By-Laws may provide, but shall be not less than three (3), not more than twelve (12) prior to January 31, 1978, and not more than ten (10) from and after such date. Members of the Board of Directors shall have such qualifications as may from time to time be provided by the By-Laws. The Board of Directors shall be divided into three (3) classes, to be as nearly equal as possible. The classification and term of office of Directors holding office at the time of the adoption of this amendment to Article 8 shall be unaffected by such adoption. The term of office of the members of the class of Directors elected at the meeting of shareholders at which this amendment to Article 8 is adopted shall expire at the third annual meeting of shareholders following the election of the members of such class, and at each annual meeting of shareholders following the meeting at which this amendment to Article 8 is adopted the number of Directors equal to the number of members in the class whose term expires at the time of such meeting shall be elected to hold office until the third annual meeting of shareholders following the election of the members of such class. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.
The affirmative vote of four-fifths of the outstanding shares entitled to vote in elections of Directors shall be required to remove Directors from office. Amendment of this Article 8 shall require the affirmative vote of four-fifths of the shares of the Corporation entitled to vote thereon, unless any class or series of shares is entitled to vote thereon as a class, in which event amendment of this Article 8 shall require the affirmative vote of four-fifths of the shares of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon.

     ARTICLE 9.

                          PART I

     These Articles of Incorporation may be amended in the manner authorized by the Wisconsin Business Corporation Law at the time of amendment unless a specific Article of Incorporation (including this Article) requires a different proportion of the shares of the Corporation.

                          PART II

     (a) Except as set forth in clause (d) of this Article, the affirmative vote of the holders of four-fifths of all shares of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (ii) to authorize any sale, lease, exchange, mortgage, pledge, or other disposition of all or any substantial part of the assets of the Corporation to, or any sale, lease, exchange, mortgage, pledge, or other disposition to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of, any assets of any other corporation, person, or entity, if, in either case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person, or entity is the beneficial owner, directly or indirectly, of more than ten percent of the outstanding shares of the Corporation entitled to vote in elections of directors, considered for the purposes of this Part II as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the shares of the Corporation otherwise required by law, these Articles of Incorporation, or any agreement between this Corporation and any national securities exchange.

     (b) For the purposes of this Part II, (i) any corporation, person, or other entity shall be deemed to be the beneficial owner of any shares of the Corporation (A) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of subclause (A), above), by any other corporation, person, or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1969, and (ii) the outstanding shares of the Corporation shall include shares deemed owned through application of subclauses (A) and (B) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     (c) The Board of Directors shall have the power and duty to determine for the purposes of this Part II on the basis of information known to such Board, whether (i) such other corporation, person, or other entity beneficially owns more than ten percent of the outstanding shares of the Corporation entitled to vote in elections of directors, (ii) a corporation, person, or other entity is an "affiliate" or "associate" (as defined above) of another, and (iii) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Part II.

     (d) The provisions of this Part II shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease, exchange, mortgage, pledge, or other disposition of all or any substantial part of the assets of the Corporation to, or any sale, lease, mortgage, pledge, or other disposition to this Corporation or any subsidiary thereof in exchange for securities of the Corporation of, any assets of any other corporation, person, or other entity, if the Board of Directors shall by resolution have approved a memorandum of understanding with such other corporation, person, or other entity, with respect to and substantially consistent with such transaction prior to the time such other corporation, person, or other entity shall have become a beneficial owner of more than ten percent of the shares of the Corporation entitled to vote in elections of directors, or (ii) any merger or consolidation of the Corporation with, or any sale, lease, exchange, mortgage, pledge, or other disposition to this Corporation or any subsidiary thereof of any assets of, any corporation or which a majority of the outstanding shares of all classes entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

     (e) No amendment to these Articles of Incorporation shall amend, alter, change, or repeal any of the provisions of this Part II, unless the amendment effecting such amendment, alteration, change, or repeal shall receive the affirmative vote or consent of the holders of four-fifths of the shares of the Corporation entitled to vote thereon, provided, however, that if any class or series of shares is entitled to vote thereon as a class, there shall be required the affirmative vote of four-fifths of the shares of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon.

     ARTICLE 10

                          PART I

     (a) Except as otherwise expressly provided in Part II of this Article 10 and in addition to any other provision of law and as may otherwise be set forth in these Articles, the consummation
      of any Business Combination shall require that all of the following conditions shall have been met:

          (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher:

               (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article 10 as the "Determination Date"), whichever is higher; and

               (C) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (a)(i)(B) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

          (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than common stock (and other than Institutional Voting Stock), shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (a)(ii) shall be required to be met with respect to every class of outstanding Voting Stock [other than Institutional Voting Stock], whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

               (B) (if applicable) the highest preferential amount per share to which the Holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidations, dissolution or winding up of the Corporation;

               (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (D) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph (a)(ii)(C) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock.

          (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of the Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on the outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

          (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information statement describing the proposed Business Combination and containing the information specified for proxy or information statements under the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (b)  The term "Business Combination", as used in this
Article 10, shall mean:

          (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; and

          (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; and

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; and

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; and

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

                          PART II

     The provisions of Part I of this Article 10 shall be applicable to each particular Business Combination unless (i) such Business Combination shall have been approved by the affirmative vote of at least two-thirds of the voting power of all shares of Voting Stock (considered for purposes of this Article 10 as one class, it being understood that for purposes of this Article 10, each share of Voting Stock shall have the number of votes granted to it pursuant to Article 4 of these Articles of Incorporation) which are then held by Independent Shareholders or (ii) the Board of Directors shall by resolution have approved a memorandum of understanding with such Interested Shareholder with respect to and substantially consistent with such Business Combination prior to the time such Interested Shareholder shall have become an Interested Shareholder.

                         PART III

     For the purposes of this Article 10, the following terms shall have the meaning hereinafter set forth:

     (a) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 16, 1984.

     (b)  A person shall be a "beneficial owner" of any Voting
Stock:

          (i) which such person or any of its Affiliates or Associates (as herein defined) beneficially owns, directly or indirectly; or

          (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (c) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder referred to in the definition of "Business Combination" in (b) of Part I of this Article 10 and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by
      a majority of Continuing Directors then on the Board.

     (d) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if NASDAQ is not then in use, any other system then in use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith; and
(ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

     (e) "Independent Shareholder" shall mean any person who or which:

          (i) is the beneficial owner, directly or indirectly, of one or more shares of Voting Stock, and

          (ii) is not the Interested Shareholder, an Affiliate or an Associate of the Interested Shareholder or a party to or subject to any agreement or understanding with the Interested Shareholder or any Affiliate of an Associate thereof for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock; which Interested Shareholder or Affiliate or Associate of the Interested Shareholder is referred to in the definition of "Business Combination" in
     (b) of Part I of this Article 10.

     (f) "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks and/or similar financial institutions or institutional investors.

     (g) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting
     Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question, became the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          For the purposes of determining whether a person is an Interested Shareholder pursuant to this paragraph (g), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (b) of this Part III but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (h) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (a)(i) and (ii) of Part I of this Article 10 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     (i) A "person" shall mean any individual, firm, corporation, or other entity.

     (j) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph
(g) of this Part III, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (k) "Voting Stock" shall mean each share of stock of the Corporation generally entitled to vote in elections of Directors.

     The directors of the Corporation shall have the power and duty to determine, for the purposes of this Article 10, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) whether a person is an Independent Shareholder, (c) the number of shares of Voting Stock beneficially owned by any person, (d) whether a person is an Affiliate or Associate of another, (e) whether a class of Voting Stock is Institutional Voting Stock and (f) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

                          PART IV

     Nothing contained in this Article 10 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                PART V

     Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of (a) the holders of four-fifths or more of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon, and (b) the holders of two-thirds or more of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon held by Independent Shareholders shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 10 of these Articles of Incorporation.

     ARTICLE 11. These Articles shall supersede and take the place of the heretofore existing Articles of Incorporation and all amendments thereto.

     ARTICLE 12.

                          PART I

     Subject to the provisions of Part II hereof, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law.

                          PART II

     Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. A director elected to fill a vacancy, other than a vacancy created by an increase in the number of directors, shall be elected for the unexpired term of his predecessor. A director elected to fill a vacancy created by an increase in the number of directors shall be elected for a term of office continuing only until the next succeeding annual election of directors of any class.

                         PART III

     Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of (a) the holders of four-fifths or more of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon, and (b) the holders of two-thirds or more of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon held by Independent Shareholders (as defined in Article 10) shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 12 of these Articles of Incorporation.